Exhibit 10.3

SECOND LIEN MEMBERSHIP INTEREST PLEDGE AGREEMENT

dated as of March 2, 2015

by

SUMMER ENERGY HOLDINGS, INC.

in favor of

BLACK INK ENERGY, LLC

i

Schedule I - List of Pledged Membership Interests

ii

SECOND LIEN MEMBERSHIP INTEREST PLEDGE AGREEMENT

THIS SECOND LIEN MEMBERSHIP INTEREST PLEDGE AGREEMENT (as amended, supplemented or modified from time to time, this “Agreement”) is dated as of March 2, 2015 and is by Summer Energy Holdings, Inc. (the “Pledgor”), in favor of BLACK INK ENERGY, LLC, a Delaware limited liability company (the “Secured Party”).

SUMMER ENERGY, LLC, a Texas limited liability company (the “Borrower”), proposes to enter into a Second Lien Term Loan Agreement dated as of the date hereof with the Secured Party (as the same may be amended, supplemented or modified from time to time, the “Credit Agreement”). In order to induce the Secured Party to enter into the Credit Agreement, the Pledgor desires to enter into this Agreement. Accordingly, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01Definitions.  All terms defined in the Credit Agreement and not otherwise defined herein shall have, as used herein, the respective meanings provided for therein.

Section 1.02UCC Terms.  Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York (the “UCC”) shall have the meanings therein stated.

ARTICLE II
THE SECURITY INTERESTS

Section 2.01The Security Interests.  The Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, the following (the “Pledged Collateral”):

(i)           the membership interests described on Schedule I hereto (the “Pledged Membership Interests”), and all dividends, distributions, cash, instruments and other property and proceeds from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of the Pledged Membership Interests;

(ii)           all additional membership interests of the Borrower from time to time acquired by the Pledgor in any manner, and the certificates or documents representing such additional membership interests, and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise made upon or distributed in respect of or in exchange for any or all of such membership interests; and

(iii)           to the extent not otherwise included in the foregoing, all cash and non-cash proceeds thereof.

Section 2.02Security for Obligations.  This Agreement secures the payment of: (i) all amounts now or hereafter payable by the Borrower to the Secured Party on the Term Loan, (ii) all other obligations or liabilities now or hereafter payable by the Borrower pursuant to the Credit Agreement, (iii) all obligations and liabilities now or hereafter payable by the Borrower under, arising out of or in connection with the Security Agreement, this Agreement or any other Collateral Document and (iv) all other indebtedness, obligations and liabilities of the Borrower to the Secured Party, now existing or hereafter arising or incurred, whether or not evidenced by notes or other instruments, and whether such indebtedness, obligations and liabilities are direct or indirect, fixed or contingent, liquidated or unliquidated, due or to become due, secured or unsecured, joint, several or joint and several, arising out of or in connection with any of the Credit Documents (collectively, the “Obligations”). The security interests granted by this Agreement are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Pledged Collateral or any transaction in connection therewith.

Section 2.03Delivery of Pledged Collateral.  All certificates or instruments representing or evidencing the Pledged Collateral, if any, shall be delivered to and held by or on behalf of the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Secured Party. The Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to cause any or all of the Pledged Membership Interests or other Pledged Collateral to be transferred of record into the name of the Secured Party or its nominee.

Section 2.04Termination of Security Interests; Release of Pledged Collateral.  Upon the full, final and irrevocable payment and performance of all the Obligations, the security interests in the Pledged Collateral shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. In addition, at any time and from time to time prior to such termination of the security interests, the Secured Party may release any of the Pledged Collateral. Upon any such termination of the security interests or any release of the Pledged Collateral, the Secured Party will, at the Pledgor’s expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the security interests or the release of the Pledged Collateral. Any such documents shall be without recourse to or warranty by the Secured Party.

Section 2.05Security Interests Absolute.  All rights of the Secured Party and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)           any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation or any other document evidencing or securing such Obligation, by operation of law or otherwise;

(ii)           any modification or amendment or supplement to the Credit Agreement, the Term Loan or any other document evidencing or securing any Obligation;

(iii)           any release, non-perfection or invalidity of any direct or indirect security for any Obligation;

(iv)           any change in the existence, structure or ownership of the Borrower, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets or any resulting disallowance, release or discharge of all or any portion of the Obligations;

(v)           the existence of any claim, set-off or other right which the Pledgor may have at any time against the Borrower, the Secured Party or any other entity or person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi)           any invalidity or unenforceability relating to or against the Borrower for any reason of any Obligation, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the Obligations;

(vii)           any failure by the Secured Party (a) to file or enforce a claim against the Borrower or its estate (in a bankruptcy or other proceeding), (b) to give notice of the existence, creation or incurring by the Borrower of any new or additional indebtedness or obligation under or with respect to the Obligations, (c) to commence any action against the Borrower, (d) to disclose to the Pledgor any facts which the Secured Party may now or hereafter know with regard to the Borrower or (e) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Obligations; or

(viii)           any other act or omission to act or delay of any kind by the Borrower or the Secured Party or any other entity or person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of the Pledgor’s obligations hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Pledgor represents and warrants as follows:

Section 3.01Contravention.  The execution, delivery and performance by the Pledgor of this Agreement requires no action by or in respect of, or filing with, any governmental authority and do not contravene, or constitute (with or without the giving of notice or lapse of time or both) a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting the Pledgor or result in the creation or imposition of any Lien (other than the Lien of this Agreement) upon any of its assets.

Section 3.02Binding Effect.  This Agreement constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.03Title to Pledged Membership Interests.  The Pledgor owns all of the Membership Interests free and clear of any Liens other than the security interests granted hereby and the security interests granted to the Senior Lender pursuant to that certain Membership Interest Pledge Agreement dated as of April 1, 2014, by and between the Pledgor and Senior Lender (the “Senior Pledge Agreement”).

Section 3.04Pledged Membership Interests.  All Pledged Membership Interests have been duly authorized and validly issued, and are fully paid and non-assessable, and are subject to no options to purchase or similar rights of any Person. The Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Agreement and the Senior Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Membership Interests with respect thereto.

Section 3.05Validitv. Perfection and Priority of Security Interests.  Upon filing of a financing statement with the Secretary of State of Texas, the Secured Party will have a valid and perfected security interest in the Pledged Collateral subject to no prior Lien other than the Lien granted pursuant to the Senior Pledge Agreement. Except for such filing of the financing statement, no registration, recordation or filing with any governmental authority is required in connection with the execution or delivery of this Agreement, or necessary for the validity or enforceability hereof or for the perfection of the security interests of the Secured Party granted hereby. The Pledgor has not performed any acts which might prevent the Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit the Secured Party in any such enforcement.

Section 3.06Outstanding Shares.  The Pledged Membership Interests constitute 100% of the issued and outstanding membership interests of the Borrower.

ARTICLE IV
COVENANTS

The Pledgor agrees that so long as any Obligation remains unpaid:

Section 4.01Filing; Further Assurances.  The Pledgor will, at its expense and in such manner and form as the Secured Party may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate the security interests granted hereby or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Pledged Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Secured Party to execute and file, in the name of the Pledgor or otherwise, Uniform Commercial Code financing statements which the Secured Party in its sole discretion may deem necessary or appropriate to further perfect the security interests.

Section 4.02Liens on Pledged Collateral.  The Pledgor will not sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or create or suffer to exist any Lien (other than security interests in favor of the Secured Party pursuant to this Agreement and security interests in favor of the Senior Lender pursuant to the Senior Pledge

Agreement) on any Pledged Collateral. The Pledgor agrees that it will cause the Borrower not to issue any stock or other securities in addition to or in substitution for the Pledged Membership Interests, except to the Pledgor, and the Pledgor will pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of the Borrower.

ARTICLE V
DISTRIBUTIONS ON COLLATERAL; VOTING

Section 5.01Right to Receive Distributions on Pledged Collateral; Voting.  So long as no Event of Default shall have occurred and be continuing:

(i)           The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Pledgor shall give the Secured Party at least five days’ written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right and the Pledgor shall not exercise or refrain from exercising any such right if, in the Secured Party’s judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

(ii)           The Pledgor shall be entitled to receive and retain any and all distributions, interest and other payments and distributions made upon or with respect to the Pledged Collateral, provided, however, that (A) any and all distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and (C) paid, payable or otherwise distributed in respect of principal of, in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall be forthwith delivered to the Secured Party to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii)           The Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the distributions or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)           All rights of the Pledgor to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to Section

5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Secured Party which shall thereupon have the sole right to receive and hold as Pledged Collateral such distributions and interest payments.

(ii)           All distributions and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary endorsement).

Section 5.02Exercise of Voting Rights upon Event of Default.  Upon the occurrence and during the continuance of an Event of Default and upon notice by the Secured Party to the Pledgor, all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights.

ARTICLE VI
GENERAL AUTHORITY; REMEDIES

Section 6.01General Authority.  The Pledgor hereby irrevocably appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact, in the name of the Pledgor or its own name, for the sole use and benefit of the Secured Party, but at the Pledgor’s expense, at any time and from time to time, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to carry out the terms of this Agreement and, without limiting the foregoing, the Pledgor hereby gives the Secured Party the power and right on its behalf, without notice to or further assent by the Pledgor to do the following:

(i)           to receive, take, endorse, assign and deliver any and all checks, notes, drafts, acceptances, documents and other negotiable and non-negotiable instruments taken or received by the Pledgor as, or in connection with, the Pledged Collateral;

(ii)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or in connection with the Pledged Collateral;

(iii)           to commence, settle, compromise, compound, prosecute, defend or adjust any claim, suit, action or proceeding with respect to, or in connection with, the Pledged Collateral;

(iv)           to sell, transfer, assign or otherwise deal in or with the Pledged Collateral or any part thereof, as fully and effectually as if the Secured Party were the absolute owner thereof; and

(v)           to do, at its option, but at the expense of the Pledgor, at any time or from time to time, all acts and things which the Secured Party deems necessary to protect or preserve the Pledged Collateral and to realize upon the Pledged Collateral.

Section 6.02UCC Rights.  If an Event of Default shall have occurred, the Secured Party may in addition to all other rights and remedies granted to it in this Agreement and in any other agreement securing, evidencing or relating to the Obligations, exercise (i) all rights and remedies of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all other rights available to the Secured Party at law or equity.

Section 6.03Application of Cash; Sale of Pledged Collateral.

(a)           The Pledgor expressly agrees that if an Event of Default shall occur and be continuing, the Secured Party, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to or upon the Pledgor or any other Person (all of which demands and/or notices are hereby waived by the Pledgor), may forthwith (i) apply the cash, if any, then held by it as Collateral as specified in Section 6.08 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay the Obligations in full, to collect, receive, appropriate and realize upon the Pledged Collateral, and/or sell, assign, give an option or options to purchase or otherwise dispose of and deliver the Pledged Collateral (or contract to do so) or any part thereof in one or more parcels (which need not be in round lots) at public or private sale, at any office of the Secured Party or elsewhere in such manner is commercially reasonable and, as the Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale, and, if the Pledged Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, upon any such private sale or sales, to purchase the whole or any part of the Pledged Collateral so sold, and thereafter to hold the same, absolutely and free from any right or claim of any kind. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands against the Secured Party arising out of the foreclosure, repossession, retention or sale of the Pledged Collateral.

(b)           Unless the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Secured Party shall give the Pledgor five days’ written notice of its intention to make any such public or private sale or sale at a broker’s board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or the portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Pledged Collateral on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Collateral so sold and, in the case of such failure, such Pledged Collateral may again be sold upon like notice.

Section 6.04Rights of Purchasers.  Upon any sale of the Pledged Collateral (whether public or private), the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold. Each purchaser (including the Secured Party) at any such sale shall hold the Collateral so sold absolutely, free from any claim or right of whatever kind, including any equity or right of redemption of the Pledgor who, to the extent permitted by law, hereby specifically waives all rights of redemption, including, without limitation, any right to redeem the Pledged Collateral under the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

Section 6.05Securities Act, etc.  In view of the position of the Pledgor in relation to the Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Secured Party may be held to have certain general duties and obligations to the Pledgor to make some effort toward obtaining a fair price even though the obligations of the Pledgor may be discharged or reduced by the proceeds of a sale at a lesser price. The Pledgor clearly understands that the Secured Party is not to have any such general duty or obligation to the Pledgor, and the Pledgor will not attempt to hold the Secured Party responsible for selling all or any part of the Pledged Collateral at any inadequate price even if the Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section would apply if, for example, the Secured Party were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment Secured Party firm purchased all or any part of the Pledged Collateral for its own account, or if the Secured Party placed all or any part of the Pledged Collateral privately with a purchaser or purchasers.

Accordingly, the Pledgor expressly agrees that the Secured Party is authorized, in connection with any sale of the Pledged Collateral, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Collateral to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Collateral, (ii) to cause to be placed on certificates for any or all of the Pledged Collateral or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provision of said Federal Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Secured Party deems necessary or advisable in order to comply with said Federal Securities Laws or any other law. The Pledgor covenants and agrees that it will execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order to comply with said Federal Securities Laws or any other law. The Pledgor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of the Pledgor and the Secured Party that the provisions of this Section 6.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Secured Party sells the Pledged Collateral. The Secured Party shall under no obligation to delay a sale of any Pledged Collateral for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to it.

Section 6.06Other Rights of the Secured Party.  The Secured Party (i) shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and (ii) may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Pledged Collateral and to sell all, or from time to time, any of the Pledged Collateral under the judgment or decree of a court of competent jurisdiction.

(a)           The Secured Party shall, to the extent permitted by applicable law, without notice to the Pledgor or any party claiming through it, without regard to the solvency or insolvency at such time of any Person then liable for the payment of any of the Obligations, without regard to the then value of the Pledged Collateral and without requiring any bond from any complainant in such proceedings, be entitled as a matter of right to the appointment of a receiver or receivers (who may be the Secured Party) of the Pledged Collateral or any part thereof, and of the profits, revenues and other income thereof, pending such proceedings, with such powers as the court making such appointment shall confer, and to the entry of an order directing that the profits, revenues and other income of the property constituting the whole or any part of the Pledged Collateral be segregated, sequestered and impounded for the benefit of the Secured Party, and the Pledgor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

(b)           In no event shall the Secured Party have any duty to exercise any rights or take any steps to preserve the rights of the Secured Party in the Pledged Collateral, nor shall the Secured Party be liable to the Pledgor or any other Person for any loss caused by the Secured Party’s failure to meet any obligation imposed by the UCC. Without limiting the foregoing, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall not have any duty or responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

Section 6.07Waiver and Estoppel.

(a)           The Pledgor agrees, to the extent it may lawfully do so, that it will not at any time in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, moratorium, turnover or redemption law, or any law permitting it to direct the order in which the Pledged Collateral shall be sold, now or at any time hereafter in force which may delay, prevent or otherwise affect the performance or enforcement of this Agreement, and hereby waives all benefit or advantage of all such laws. The Pledgor covenants that it will not hinder, delay or impede the execution of any power granted to the Secured Party in the Credit Agreement or this Agreement.

(b)           The Pledgor, to the extent it may lawfully do so, on behalf of itself and all who claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Pledged Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or under any foreclosure or any enforcement of this Agreement, and consents and agrees that all of the Pledged Collateral may at any such sale be offered and sold as an entirety.

(c)           The Pledgor waives, to the extent permitted by law, presentment, demand, protest and any notice of any kind (except the notices expressly required hereunder) in connection with this Agreement and any action taken by the Secured Party with respect to the Pledged Collateral. The Pledgor waives and agrees not to assert any privileges which it may acquire under Section 9-112 of the UCC.

Section 6.08Application of Moneys.  The proceeds of any sale of, or other realization upon, all or any part of the Pledged Collateral shall be applied by the Secured Party in the following order of priority:

FIRST, to payment of the expenses of such sale or other realization, including reasonable compensation to the Secured Party and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Secured Party, its agents and counsel in connection therewith or in connection with the care, safekeeping or otherwise of any or all of the Pledged Collateral, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to Section 7.03;

SECOND, to payment of the Obligations; and

FINALLY, any surplus then remaining shall be paid to the Pledgor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

ARTICLE VII
MISCELLANEOUS

Section 7.01Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Section.

Section 7.02Waivers, Non-Exclusive Remedies.  No failure on the part of the Secured Party to exercise, and no delay in exercising, no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights of the Secured Party under this Agreement are cumulative and are not exclusive of any other remedies provided by law.

Section 7.03Expenses; Documentary Taxes.  The Pledgor shall forthwith on demand pay all out-of-pocket expenses incurred by the Secured Party, including fees and disbursements of its counsel and agents, in connection with the preparation and administration of this Agreement or the administration, sale or other disposition of the Pledged Collateral or the preservation, protection or defense of the rights of the Secured Party in and to the Pledged Collateral. The Pledgor shall forthwith pay on demand the amount of any taxes which the Secured Party may have been required to pay by reason of the security interests granted in the Pledged Collateral (including any applicable transfer taxes) or to free any of the Pledged Collateral from the lien thereof.

Section 7.04Successors and Assigns.  This Agreement is for the benefit of the Secured Party and its successors and assigns, and in the event of an assignment of all or any of the Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding upon the Pledgor and its successors and assigns.

Section 7.05Amendments and Waivers.  Any provision of this Agreement may be amended or waived, if, but only if, such amendment or waiver is in writing and is signed by the Pledgor and the Secured Party.

Section 7.06New York Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.

Section 7.07Limitation by Law; Severability.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Party in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 7.08Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when the Secured Party shall have received counterparts hereof signed by itself and the Pledgor.

Section 7.09Notice of Subordination.  Notwithstanding anything herein to the contrary, the liens and security interests granted to the Secured Party pursuant to this Agreement and the exercise of any right or remedy by the Secured Party hereunder are subject to the provisions of the Subordination Agreement.  In the event of any conflict or inconsistency between the provisions of the Subordination Agreement and this Agreement, the provisions of the Subordination Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLEDGOR:

SUMMER ENERGY HOLDINGS, INC.

/s/ Neil Leibman, CEO
Name:	Summer Energy Holdings, Inc.
Address:	800 Bering Dr., Suite 260
Houston, TX 77057

SECURED PARTY:

BLACK INK ENERGY, LLC

By: /s/ Humberto David Sirvent
Name: Humberto David Sirvent
Title: Partner

Schedule 1

Pledged Membership Interests

Issuer	State of Formation	Number of Membership Units
Summer Energy, LLC	Texas	100 percent

Schedule 1